EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick Fagen, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Del Toro Silver Corp. for the period ended April 30, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Del Toro Silver Corp.

Dated: June 20, 2014

/s/ Patrick Fagen
Patrick Fagen
Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Del Toro Silver Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Del Toro Silver Corp. and will be retained by Del Toro Silver Corp. and furnished to the Securities and Exchange Commission or its staff upon request.